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Exhibit 5.4

e-mail:
DMolyneux@applebyglobal.com
direct dial:
Novartis AG ("Novartis")	Tel +441 298 3543
Lichtstrasse 35	Fax +441 292 8666
CH-4056 Basel
Switzerland	your ref:
appleby ref:
DM/rt/125935.11
Novartis Capital Corporation (the "US Sub")
608 Fifth Avenue
New York, New York 10020
26 September 2008
Novartis Securities Investment Ltd. (the "Company")
131 Front Street
Hamilton HM 12, Bermuda
Novartis Finance S.A. (the "Luxembourg Sub")
20, rue Eugène Ruppert
L-2453 Luxembourg, Luxembourg

Dear Sirs

Filing of a Registration Statement on Form F-3

We have acted as legal counsel in Bermuda to the Company in connection with the registration by Novartis, the Company, the US Sub and the Luxembourg Sub (the Company, the US Sub and the Luxembourg Sub are hereinafter collectively defined as the "Issuers") of the offering from time to time of (i) the debt securities of the Issuers (the "Debt Securities") and (ii) guarantees of Novartis in respect of the Debt Securities (the "Guarantees"), and together with the Debt Securities, the "Securities") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the filing of a registration statement on Form F-3 (the "Registration Statement") with the United States Securities and Exchange Commission on 26 September 2008. The Securities will have an indeterminate aggregate offering price and will be offered from time to time on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities are to be issued pursuant to an indenture (the "Indenture"), to be entered into among Novartis, the Issuers and HSBC Bank USA, National Association (the "Trustee").

In that connection, we have examined the Registration Statement, a copy of the form of Indenture included in the Registration Statement as Exhibit 4.1, a copy of the form of Guaranteed Debt Securities included in the Registration Statement as Exhibit 4.2.

(The Indenture and the form of Guaranteed Debt Securities are hereinafter collectively referred to as the "Subject Agreements").

In addition, for the purposes of this opinion, we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents") and such additional documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

Assumptions

In stating our opinion we have assumed:

(a)
the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)
that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)
the genuineness of all signatures on the Documents;

(d)
the authority, capacity and power of each of the persons signing the Documents (other than the Company in respect of the Subject Agreements);

(e)
that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)
that the Subject Agreements, when executed and delivered by all parties thereto, will constitute the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(g)
that the Subject Agreements will be validly authorised, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto;

(h)
that the Subject Agreements will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of New York by which they are expressed to be governed;

(i)
that the Subject Agreements are in the proper legal form to be admissible in evidence and enforced in the Courts of New York and in accordance with the laws of New York;

(j)
that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Subject Agreements or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Subject Agreements is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(k)
that none of the parties to the Subject Agreements maintains a place of business (as defined in section 4(6) of the Investment Business Act 2003), in Bermuda;

(l)
that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company in a meeting at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to effect entry by the Company into the Subject Agreements, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(m)
that the Company will enter into its obligations under the Subject Agreements in good faith for the purpose of carrying on its business and that, at the time it does so, there will be reasonable grounds for believing that the transactions contemplated by the Subject Agreements would benefit the Company;

(n)
that each transaction to be entered into pursuant to the Subject Agreements will be entered into in good faith and for full value and will not have the effect of preferring one creditor over another; and

(o)
that, when executed and delivered, the Subject Agreements will be in a form which does not differ in any material respect from the drafts which we have examined for the purposes of this opinion.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)
The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2)
The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under the Subject Agreements and to take all action as may be necessary to complete the transactions contemplated thereby.

(3)
The execution, delivery and performance by the Company of the Subject Agreements and the transactions contemplated thereby have been duly authorised by all necessary corporate action on the part of the Company.

(4)
When the Indenture has been duly executed and delivered by the Company and the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture, the Indenture and the Debt Securities, respectively, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Reservations

We have the following reservations:

(a)
The term "enforceable" as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b)
We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Subject Agreements. In particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Subject Agreements.

(c)
Enforcement of the obligations of the Company under the Subject Agreements may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights.

(d)
Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e)
We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(f)
Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(g)
We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into any of the Subject Agreements by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(h)
Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(i)
Any provision in the Subject Agreements that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(j)
We express no opinion as to the validity or binding effect of any provision in the Subject Agreements for the payment of interest at a higher rate on overdue amounts than on amounts which are current, or that liquidated damages are or may be payable. Such a provision may not be enforceable if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained. If it cannot be demonstrated to the Bermuda court that the higher payment was a reasonable pre-estimate of the loss suffered, the court will determine and award what it considers to be reasonable damages. Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest, if any, payable on the amount of a judgment after date of judgment. If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

(k)
We express no opinion as to the validity or binding effect of any provision of the Subject Agreements which provides for the severance of illegal, invalid or unenforceable provisions.

(l)
A Bermuda court may refuse to give effect to any provisions of the Subject Agreements in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

(m)
In paragraph (1) above, the term "good standing" means that the Company has received a Certificate of Compliance from the Registrar of Companies.

Disclosure

This opinion is addressed to you in connection with the filing of the Registration statement with the United Stated Securities and Exchange Commission.

We hereby consent to the filing of this opinion with the Registration Statement as Exhibit 5.4 thereto. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to or relied upon by any person for any other purpose.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/  Appleby

Appleby

SCHEDULE

1.
Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws, as adopted on 18 May 2007, for the Company (collectively referred to as the "Constitutional Documents").

2.
A certified copy of unanimous written resolution of the Board of Directors of the Company held on 26 August 2008 (the "Resolutions").

3.
A certified copy of the "Foreign Exchange Letter", dated 25 September 2001, and of its letters of permission dated 23 September 2002 and 29 October 2002 issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

4.
A Certificate of Compliance, dated 25 September 2008 issued by the Registrar of Companies in respect of the Company.

5.
A certified copy of the Register of Shareholders in respect of the Company.

6.
A certified copy of the Register of Directors and Officers in respect of the Company.

7.
A copy of the Registration Statement.

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  Exhibit 5.4
SCHEDULE